Exhibit 99.1

Arrow Electronics Reports First-Quarter Results

-- Non-GAAP earnings per share of $.89 --

-- Global ECS posts 13th consecutive quarter of year-over-year organic growth --

ENGLEWOOD, Colo.--(BUSINESS WIRE)--May 1, 2013--Arrow Electronics, Inc. (NYSE:ARW) today reported first-quarter 2013 net income of $77.9 million, or $.72 per share on a diluted basis, compared with net income of $113.6 million, or $1.00 per share on a diluted basis in the first quarter of 2012. Excluding certain items in both the first quarters of 2013 and 2012 as described in the non-GAAP earnings reconciliation table found below, net income would have been $96.0 million, or $.89 per share on a diluted basis, in the first quarter of 2013 compared with net income of $119.8 million, or $1.05 per share on a diluted basis, in the first quarter of 2012. First-quarter sales of $4.85 billion declined 1 percent from sales of $4.89 billion in the prior year.

“We performed well in the first quarter. Sales of $4.8 billion were in line with our expectations and earnings per share of $.89 were above the midpoint of our guidance. Our ECS business continues to deliver excellent performance, reaching record-level first-quarter sales, while posting the 13th consecutive quarter of organic growth,” said Michael J. Long, chairman, president, and chief executive officer. “As we look to the second quarter, we would expect the world’s economies to be consistent with what we experienced in the first quarter, and therefore we would expect to see normal seasonality across our businesses.”

Global components first-quarter sales of $3.19 billion decreased 5 percent year over year. Sales, as adjusted in the non-GAAP sales reconciliation table below, declined 2 percent year over year. In the Americas, sales declined 5 percent year over year as market conditions weakened and customers maintained a cautious stance. European sales were down 16 percent year over year, due to a prospective change in the accounting for revenue related to a certain fulfillment contract, and to a lesser extent, a worsening of the economic conditions in the region over the past nine months. Sales in Europe, as adjusted in the non-GAAP sales reconciliation table below, declined 6 percent. Sales in the Asia-Pacific region increased 11 percent year over year, driven by strength in the core business.

Global enterprise computing solutions (“ECS”) first-quarter sales of $1.66 billion increased 8 percent year over year. Sales, as adjusted in the non-GAAP sales reconciliation table below, increased 2 percent year over year. Storage, software, and services grew at a healthy rate year over year as customers focus on productivity and efficiency enhancements for their organizations. In the Americas, sales growth was above normal seasonality in the core value-added distribution business with a stronger-than-expected close to the quarter. In Europe, as expected, sales were modestly below normal seasonality, as the European economies further weakened in the first quarter.

GUIDANCE

“In February we committed to delivering $40 million in annual expense reductions during 2013. With a more thorough review of our processes and productivity enhancement opportunities, in part driven by new systems, we will be able to exceed that commitment and reduce expenses by more than $75 million on an annual basis, all while selectively investing in the long-term future of the company,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer.

In the second quarter the company believes that total sales will be between $4.9 billion and $5.3 billion, with global components sales between $3.15 billion and $3.35 billion and global enterprise computing solutions sales between $1.75 billion and $1.95 billion. As a result of this outlook, earnings per share, on a diluted basis, excluding any charges should be in the range of $.95 to $1.07 per share. The company’s guidance assumes an average tax rate in the range of 27 to 29 percent, average diluted shares outstanding of 107.1 million, and an average Euro to USD exchange rate for the second quarter of 1.30 to 1.

Please refer to the CFO commentary, which can be found at www.arrow.com/investor, as a supplement to the company’s earnings release.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 470 locations in 55 countries.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to operating income, net income attributable to shareholders and net income per basic and diluted share, each as adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions, and prepayment of debt. The company also provides sales on a non-GAAP basis adjusted for the impact of foreign currency and certain other items that impact the year over year comparison. These other items include a prospective revision of sales related to a certain fulfillment contract to present these revenues on an agency basis as net fees, as compared to presenting gross sales and costs of sales (referred to as “change in presentation of sales”) and the impact of acquisitions by adjusting the company's prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the period presented (referred to as "impact of acquisitions"). A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC. (In thousands except per share data) (Unaudited)

EARNINGS RECONCILIATION
	Quarter Ended
	March 30, 2013	March 31, 2012

Operating income, as reported	$137,552	$187,449
Restructuring, integration, and other charges	21,610	8,243
Operating income, as adjusted	$159,162	$195,692

Net income attributable to shareholders, as reported	$77,875	$113,628
Restructuring, integration, and other charges	15,495	6,141
Loss on prepayment of debt	2,627	-
Net income attributable to shareholders, as adjusted	$95,997	$119,769

Net income per basic share, as reported	$.74	$1.01
Restructuring, integration, and other charges	.15	.05
Loss on prepayment of debt	.02	-
Net income per basic share, as adjusted	$.91	$1.07

Net income per diluted share, as reported	$.72	$1.00
Restructuring, integration, and other charges	.14	.05
Loss on prepayment of debt	.02	-
Net income per diluted share, as adjusted	$.89	$1.05

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

SALES RECONCILIATION
	Quarter Ended
	March 30, 2013	March 31, 2012	% Change

Consolidated sales, as reported	$4,849,629	$4,889,529	(1)%
Impact of foreign currency	-	9,142
Impact of acquisitions	3,219	127,454
Change in presentation of sales	-	(131,488)
Consolidated sales, as adjusted	$4,852,848	$4,894,637	(1)%

Global components sales, as reported	$3,192,580	$3,349,554	(5)%
Impact of foreign currency	-	11,135
Impact of acquisitions	3,219	33,830
Change in presentation of sales	-	(131,488)
Global components sales, as adjusted	$3,195,799	$3,263,031	(2)%

Global ECS sales, as reported	$1,657,049	$1,539,975	8%
Impact of foreign currency	-	(1,993)
Impact of acquisitions	-	93,624
Global ECS sales, as adjusted	$1,657,049	$1,631,606	2%

Europe components sales, as reported	$886,636	$1,056,631	(16)%
Impact of foreign currency	-	13,456
Change in presentation of sales	-	(131,488)
Europe components sales, as adjusted	$886,636	$938,599	(6)%

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2012.

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data) (Unaudited)

	Quarter Ended
	March 30, 2013	March 31, 2012

Sales	$4,849,629	$4,889,529
Costs and expenses:
Cost of sales	4,207,557	4,208,950
Selling, general, and administrative expenses	451,405	455,837
Depreciation and amortization	31,505	29,050
Restructuring, integration, and other charges	21,610	8,243
	4,712,077	4,702,080
Operating income	137,552	187,449
Equity in earnings of affiliated companies	1,983	2,184
Loss on prepayment of debt	4,277	-
Interest and other financing expense, net	29,530	27,132
Income before income taxes	105,728	162,501
Provision for income taxes	27,770	48,778
Consolidated net income	77,958	113,723
Noncontrolling interests	83	95
Net income attributable to shareholders	$77,875	$113,628
Net income per share:
Basic	$.74	$1.01
Diluted	$.72	$1.00
Average number of shares outstanding:
Basic	105,889	112,002
Diluted	107,824	114,077

ARROW ELECTRONICS, INC. CONSOLIDATED BALANCE SHEETS (In thousands except par value)

	March 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$364,151	$409,684
Accounts receivable, net	4,493,418	4,923,898
Inventories	2,066,516	2,052,720
Other current assets	381,398	328,999
Total current assets	7,305,483	7,715,301
Property, plant, and equipment, at cost:
Land	23,871	23,944
Buildings and improvements	151,576	152,008
Machinery and equipment	1,050,207	1,030,983
	1,225,654	1,206,935
Less: Accumulated depreciation and amortization	(624,115)	(607,294)
Property, plant, and equipment, net	601,539	599,641
Investments in affiliated companies	66,547	65,603
Intangible assets, net	403,972	414,033
Cost in excess of net assets of companies acquired	1,704,241	1,711,703
Other assets	278,347	279,406
Total assets	$10,360,129	$10,785,687

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,282,020	$3,769,268
Accrued expenses	608,362	776,586
Short-term borrowings, including current portion of long-term debt	36,957	364,357
Total current liabilities	3,927,339	4,910,211

Long-term debt	2,204,806	1,587,478
Other liabilities	319,310	300,636
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2013 and 2012
Issued –125,424 shares in both 2013 and 2012	125,424	125,424
Capital in excess of par value	1,046,374	1,086,239
Treasury stock (20,378 and 19,423 shares in 2013 and 2012, respectively), at cost	(704,043)	(652,867)
Retained earnings	3,357,164	3,279,289
Foreign currency translation adjustment	116,462	182,632
Other	(36,930)	(37,495)
Total shareholders' equity	3,904,451	3,983,222
Noncontrolling interests	4,223	4,140
Total equity	3,908,674	3,987,362
Total liabilities and equity	$10,360,129	$10,785,687

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Quarter Ended
	March 30, 2013	March 31, 2012
Cash flows from operating activities:
Consolidated net income	$77,958	$113,723
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	31,505	29,050
Amortization of stock-based compensation	5,983	7,255
Equity in earnings of affiliated companies	(1,983)	(2,184)
Deferred income taxes	19,584	18,961
Restructuring, integration, and other charges	15,495	6,141
Excess tax benefits from stock-based compensation arrangements	(6,475)	(4,947)
Loss on prepayment of debt	2,627	-
Other	(1,031)	(1,457)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	388,980	334,014
Inventories	(25,377)	(24,357)
Accounts payable	(467,797)	(135,198)
Accrued expenses	(173,437)	(64,564)
Other assets and liabilities	(45,436)	(26,102)
Net cash provided by (used for) operating activities	(179,404)	250,335
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(9,382)	(160,543)
Acquisition of property, plant, and equipment	(26,751)	(22,253)
Other	(3,000)	-
Net cash used for investing activities	(39,133)	(182,796)
Cash flows from financing activities:
Change in short-term and other borrowings	(14,342)	(9,074)
Proceeds from long-term bank borrowings, net	44,300	329,700
Net proceeds from note offering	591,156	-
Redemption of senior notes	(338,184)	-
Proceeds from exercise of stock options	10,600	10,138
Excess tax benefits from stock-based compensation arrangements	6,475	4,947
Repurchases of common stock	(113,504)	(57,684)
Net cash provided by financing activities	186,501	278,027
Effect of exchange rate changes on cash	(13,497)	(2,745)
Net increase (decrease) in cash and cash equivalents	(45,533)	342,821
Cash and cash equivalents at beginning of period	409,684	396,887
Cash and cash equivalents at end of period	$364,151	$739,708

ARROW ELECTRONICS, INC. SEGMENT INFORMATION (In thousands) (unaudited)

	Quarter Ended
	March 30, 2013	March 31, 2012

Sales:
Global components	$3,192,580	$3,349,554
Global ECS	1,657,049	1,539,975
Consolidated	$4,849,629	$4,889,529

Operating income (loss):
Global components	$128,280	$170,708
Global ECS	61,591	55,487
Corporate (a)	(52,319)	(38,746)
Consolidated	$137,552	$187,449

(a) Includes restructuring, integration, and other charges of $21.6 million and $8.2 million for the first quarters of 2013 and 2012, respectively.

CONTACT:
Arrow Electronics, Inc.
Contacts:
Greer Aviv, 303-824-3765
Senior Manager, Investor Relations
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations & Chief Financial Officer
or
Media Contact:
John Hourigan, 303-824-4586
Vice President, Global Communications